2083eTiP

A Phase 2 Study of Ateganosine (THIO; 6-thio-2'-deoxyguanosine) in Combination with Immune Checkpoint Inhibitor (ICI) in Patients with Advanced Non-Small Cell Lung Cancer (NSCLC) Resistant to Prior ICI and Chemotherapy: THIO-101 Trial in Progress

V. Muller,[1] T. Jankowski,[2] M. Kowal-Rosinska,[3] T. Csoszi,[4] L. Urban,[5] T. Nagy,[6] R. Ramlau,[7] M. Cholakova,[8] N. Chilingirova,[9] S. Sótér,[10] K. Koynov,[11] M. Kotlarski,[12] M.R. Girotti,[13] I. Mender,[14] M. V. Mitsunaga,[14] O. Tudos,[15] M. Failor,[14] V. Vitoc,[14] S. Gryaznov,[14] V. Zaporojan,[14]

[1]Semmelweis University Clinic of Pulmonology, Budapest, Hungary; [2]Medical University of Lublin, Lublin, Poland; [3]University Hospital No 4, Lublin, Poland; [4]Institute of Pancreatic Diseases, Semmelweis University, Budapest, Hungary; [5]Matrahaza University and Teaching Hospital, Matrahaza, Hungary; [6]National Institute of Oncology, Budapest, Hungary; [7]Poznan University of Medical Sciences, Poznan, Poland; [8]Sbaloz EOO, Sofia, Bulgaria; [9]MHAT Hear Pleven, Bulgaria; [10]OKTPI-Korányi National Institute for Pulmonology, Budapest, Hungary; [11]MHAT Serdikamed, Sofia, Bulgaria; [12]Pratia Poznań, Poznan, Poland; [13]INTEC, UADE, Buenos Aires, Argentina; [14]MAIA Biotechnology, Inc., Chicago, United States of America; [15]MAIA Biotechnology Romania S.R.I, Cluj-Napoca, Romania

MAIA BIOTECHNOLOGY

Introduction

- Despite recent advances for the first-line treatment of advanced Non-Small Cell Lung Cancer (NSCLC), long-term prognosis remains poor with a 5-year survival rate of 28%[1] and limited options exist in patients' refractory or resistant to immune checkpoint inhibitors (ICI).
- Ateganosine (THIO, 6-thio-2'-deoxyguanosine, 6-thio-dG) is a small molecule, first-in-class direct cancer telomere targeting agent that selectively kills telomerase positive (TERT+) cancer cells:
  - Over 80% of all cancers and approx. 78-83% of all NSCLC types are TERT+.[2,3]
  - Ateganosine is incorporated into de novo synthesized telomeres leading to chromatin uncapping, generation of DNA damage signals, and rapid apoptosis.[4]
- In preclinical models, sequential treatment of THIO and ICIs overcame ICI resistance and showed a potent and durable antitumor activity.[5]
- Preliminary trial results in NSCLC indicates that low doses of Ateganosine induce sensitivity to ICIs when administered prior to an ICI in tumors which otherwise are resistant or do not respond to an ICI.
- Treatment options for immune checkpoint inhibitor (ICI)-resistant patients are limited. THIO, a telomere-targeting agent, modifies telomeres in cancer cells, including circulating tumor cells (CTCs), confirming its mechanism of action and demonstrating efficacy independent of PD-L1 expression.
- Biomarkers assessing telomere damage in cancer cells are becoming increasingly important for accurately determining efficacy following treatment.

Methods

- Using a modified 3+3 design, the safety lead-in (Part A) enrolled 10 patients who received Ateganosine 360 mg IV (120 mg QD, D1–3), followed by 350 mg cemiplimab on D5, Q3W. Following completion of Part A, enrollment was opened in the dose-finding portion of the study (Part B).
- Using a Simon 2-stage design, 79 patients were assigned to one of the THIO doses: 360, 180, or 60 mg followed by cemiplimab Q3W for up to 1 year in Part B.
- Disease status is assessed at Cycle 3 Day 1, Cycle 5 Day 1 and every 9 -12 weeks thereafter.
- An expansion cohort started based on data from Part B: up to 48 patients in Part C (one arm with the combination of Ateganosine + cemiplimab, one arm with Ateganosine as monotherapy) and up to 100 patients are planned in Part D.
- CTCs were labeled with TRF1 and γH2AX to detect telomere dysfunction-induced foci (TIFs). TIF fraction in CTCs were measured using flow cytometry and averaged for consistency.
- Interleukin-6 (IL-6) protein levels were measured in the blood, with concentrations expressed in picograms per milliliter (pg/mL).

Baseline characteristics from Parts A and B

Table 1. Baseline characteristics

Characteristic	60 mg (n=24)	180 mg (n=41)	360 mg (n=14)	Total (N=79)
Median age (range), years	67 (52–85)	68 (45–81)	68 (50–75)	67 (45–85)
Sex, n (%)				
Female	10 (42)	11 (27)	7 (50)	28 (35)
Male	14 (58)	30 (73)	7 (50)	51 (65)
Number of prior lines, n (%)				
1	17 (71)	30 (73)	5 (36)	52 (66)
2	6 (25)	10 (25)	6 (43)	22 (28)
3	1 (4)	0 (0)	2 (14)	3 (4)
4	0 (0)	1 (2)	1 (7)	2 (3)
ECOG PS, n (%)				
0	6 (25)	8 (20)	7 (50)	21 (27)
1	18 (75)	33 (80)	7 (50)	58 (73)
Histology, n (%)				
Non-Squamous cell carcinoma	15 (63)	25 (61)	8 (57)	48 (60)
Squamous cell carcinoma	9 (37)	16 (39)	6 (43)	31 (40)
Brain metastases, n (%)	1 (4)	1 (2)	2 (14)	4 (5)
Liver metastases, n(%)	4 (17)	5 (12)	3 (21)	12 (15)

- At the time of data cut-off (June 30, 2025), 79 patients with advanced NSCLC had received ≥1 dose of Ateganosine in Parts A and B.
- All patients had previously failed ≥1 prior line of ICI ± chemotherapy in the advanced setting and had documented disease progression at study entry.
- 34% of patients had ≥2 prior treatment lines at study entry.

Study design

Figure 1. THIO-101 study schema


Safety
Efficacy/Safety/Dose Selection
Expansion / Registration (NSCLC 3L)
Modified 3+3 design
Ateganosine 360mg + cemiplimab
No DLTs
Randomize
Ateganosine 60mg + cemiplimab
Ateganosine 180mg + cemiplimab
Ateganosine 360mg + cemiplimab
ORR, DCR, Safety
Randomize
Ateganosine + cemiplimab (n = 7 to 18)
Additional confirmation cohort (n = 12)
Ateganosine (n = 7 to 18)
Ateganosine + cemiplimab (n=100)
ORR
Part A Completed
Part B Completed
Part C Enrolling
Part D Planned

- **Primary endpoints:** Safety, ORR, DCR (CR, PR and SD).
- **Secondary endpoints:** DoR; PFS; OS.
- **Exploratory endpoints:** PK and PD (activity of Ateganosine in circulating tumor cells measured by specific biomarkers).

THIO-101 Part A (Completed enrollment, N=10)

- Modified 3+3 design
- Safety lead-in study of Ateganosine 360 mg per cycle (120 mg on Days 1-3, sequenced with cemiplimab).

THIO-101 Part B (Completed enrollment, N= 69)

- Randomized, dose-finding, Simon's 2-stage design
- 3-arm study (Ateganosine 60 mg, Ateganosine 180 mg, or Ateganosine 360 mg per cycle; all dose levels sequenced with cemiplimab).

- Enrollment for parts A and B of the study completed in Feb'24
- Optimal dose of Ateganosine 180mg selected in Nov'23 based on evaluations of safety, tolerability, and efficacy
- At the time of data cut-off (June 30, 2025), in third-line NSCLC patients that are resistant to chemotherapy and ICI, the observed Median Overall Survival (OS) is at 17.8 months and observed Overall Response Rate (ORR) is at 30% in the intent-to-treat population (3/10).

THIO-101 Part C (Enrollment initiated, up to N = 48)

- Randomized, Simon's 2-stage in each arm
- Arm 1: Ateganosine 180 mg/cycle (60 mg IV on D1-3) sequenced with cemiplimab
- Arm 2: Ateganosine 180 mg/cycle (60 mg IV on D1-3)
- Objective: To evaluate the efficacy and safety of Ateganosine 180 mg per cycle sequenced with cemiplimab compared with single-agent Ateganosine 180 mg per cycle as third-line treatment in advanced/metastatic NSCLC patients that are resistant to chemotherapy and ICI.

THIO-101 Part D (Planned, N = 100)

- Single-Arm Efficacy Cohort
- Ateganosine 180 mg/cycle (60 mg IV on D1-3) sequenced with cemiplimab.
- Objective: To evaluate the efficacy and safety of Ateganosine 180 mg per cycle sequenced with cemiplimab as third-line treatment in advanced/metastatic NSCLC patients that are resistant to chemotherapy and ICI.

Pharmacodynamics (Parts A, B, C and D) and Pharmacokinetics (Parts C and D) analysis for THIO-101

Pharmacokinetic parameters (PK):

- Ateganosine concentration levels and PK parameters (Full PK collection for Part C and limited PK collection for Parts C and D)
- *Pharmacodynamic parameters and Biomarkers (PD):*
- TIF (Telomere dysfunction-induced foci) formation in CTCs
- CTCs evaluation of PDL1 expression
- Tumor telomerase TERT (+) status (via expression of telomerase mRNA), by ISH-TERT (in situ hybridization for TERT) of paraffin-embedded tumor samples.

Hematology and Clinical Chemistry:

- Interleukin- 6 (IL-6)
- C-Reactive Protein (CRP)
- Carcinoembryonic Antigen (CEA)
- Lactate dehydrogenase (LDH)
- Neutrophil-lymphocyte ratio (NLR)
- Platelet-lymphocyte ratio (PLR)

References

1. https://www.cancer.net/cancer-types/lung-cancer-non-small-cell/statistics
2. Shay JW, Bacchetti S. Eur J Cancer 1997;33:787–91.
3. Tahara H, et al. Cancer Res 1995;55:2734–6.
4. Mender I, et al. Cancer Disc 2015 Jan;5(1):82-95.
5. Mender I, et al. Cancer Cell 2020;38:400–11.

Biomarker findings from Parts A and B

Figure 2. Telomere dysfunction-Induced foci (TIFs) fraction in circulating tumor cells (CTCs) (Patient Status) - including all patients doses with 60, 180, 360 mg Ateganosine (Parts A and B)


TRF1+gammaH2AX+ fraction in CTCs (%)
n= 8
0.15
n= 37
0.0036
**
C1D1
C1D5
PD
PR+SD
45 patients' status represented:
4 patients excluded (>85% TIFs at baseline)
4 patients' status not available (1/4 baseline TIFs>85%)
Paired samples
C1D1 = Cycle 1 Day 1
C1D5 = Cycle 1 Day 5

- TIFs are a key biomarker of on-target activity for Ateganosine.
- TIF-positive CTCs were characterized as TRF1⁺/gammaH2AX⁺ fraction in CD326⁺/PanKRT⁺ CTCs.
- TIF analysis demonstrated the intended on-target mechanism of action: modification of telomeres in CTCs by Ateganosine.
- As of June 30, 2025, patients in the Stable Disease (SD) and Partial Response (PR) groups together showed increased levels of biomarker TIF, whereas the Progressive Disease (PD) group did not demonstrate a statistically significant increase in the TIF biomarker (Figure 2).
- TIF formation in CTCs was shown to be a good biomarker of on-target activity and we plan to continue the analysis as the trial continues.

Figure 3. Interleukin-6 levels-including all patients doses with 60, 180, 360 mg Ateganosine (Parts A and B)


paired t- test, p< 0.05 is statistically significant
A
n=45
0.076
C
PR+SD
n=34
0.063
E
PD
n=6
0.33
Interleukin-6 (pg/mL) in NSCLC patients
C1D1
C1D5
For Cycle 1, 45 patients' status represented:
5 patients' status not available
Paired samples
C1D1 = Cycle 1 Day 1
C1D5 = Cycle 1 Day 5
B
n=39
0.052
D
PR+SD
n=33
0.038
F
PD
n=6
0.69
C2D1
C2D5
For Cycle 2, 39 patients' status represented:
All patients' status available
Paired samples
C2D1 = Cycle 2 Day 1
C2D5 = Cycle 2 Day 5

- Interleukin-6 (IL-6) was evaluated to assess the specific transient activation of the immune system by Ateganosine in NSCLC patients receiving 60, 180 or 360 mg doses (Figure 3).
- The trend shows an increase in IL-6 after Ateganosine treatment in cycle 1 day 5 (Figure 3A) and a decrease in cycle 2 day 5 (Figure 3B).
- In patients responding to Ateganosine and cemiplimab treatment (partial response (PR) and stable disease (SD)), the trend also shows an increase in IL-6 in cycle 1 day 5 after THIO treatment (Figure 3C) and a statistically significant decrease of IL-6 in cycle 2 day 5 (Figure 3D), but not in non-responsive group (progressive disease (PD)) (Figure 3E and F).
- This indicates that the initial elevation of IL-6 appears to be associated with immune response to Ateganosine and cemiplimab treatment, suggesting its potential as a biomarker to predict treatment response.

Conclusions

- **The expansion of the study was warranted by the completion of Parts A and B of THIO-101.**
- **As of the data cut-off (June 30, 2025), the selected dose of Ateganosine 180mg, has shown a median observed Overall Survival (OS) of 17.8 months in advanced third-line NSCLC patients who were resistant to prior treatment with ICI and chemotherapy.**
- **For all subjects enrolled in Parts C and D of the study, pharmacokinetic samples will be collected for longitudinal exposure-response assessments. The levels of Ateganosine and 6-TG in human plasma will be determined using a GLP-validated Liquid Chromatography Tandem Mass Spectrometry (LC-MS/MS) method.**
- **Treatment with Ateganosine alone leads to a significant induction in TIF formation in CTCs among the responsive group (Parts A and B). This highlights the utility of telomere DNA damage as a biomarker for monitoring the pharmacodynamic (PD) effects of Ateganosine treatment.**
- **An initial elevation of IL-6 may be associated with the immune response to Ateganosine and cemiplimab, indicating its potential as a predictive biomarker for the treatment efficacy.**
- **Additional biomarker studies (PK) from Parts C and D will be conducted as the trial continues.**

Acknowledgements

- This study is sponsored by MAIA Biotechnology, Inc.
- The authors would like to thank the patients and research staff who contributed to this study.
- The sponsor would like to send a special thanks to REGENERON, CROMOS and NOVA-CLIN for their exceptional contribution to this study.

Author disclosures

- Veronika Müller has no conflict of interest.

Presenting author contact

- Veronika Müller, M.D. (e-mail: muller.veronika@semmelweis.hu)

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BERLIN 2025 ESMO congress
BERLIN GERMANY
17-21 OCTOBER 2025